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Exhibit (a)(1)(E)

       Letter to Clients with Respect to
Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of

Intralinks Holdings, Inc.

at
$13.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated December 19, 2016
by

GL Merger Sub, Inc.
a wholly owned subsidiary of

Synchronoss Technologies, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON WEDNESDAY, JANUARY 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (AS IT MAY BE SO EXTENDED, THE "EXPIRATION TIME").

December 19, 2016

To Our Clients:

       Enclosed for your consideration is an Offer to Purchase, dated December 19, 2016 (together with any amendments or supplements thereto, the "Offer to Purchase"), and the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by GL Merger Sub, Inc., a Delaware corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares"), of Intralinks Holdings, Inc., a Delaware corporation ("Intralinks"), at a price of $13.00 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. Purchaser is a wholly owned subsidiary of Synchronoss Technologies, Inc., a Delaware corporation ("Synchronoss").

       Also enclosed is a letter to the stockholders of Intralinks from the Chairman of the Board and Chief Executive Officer of Intralinks, accompanied by Intralinks' Solicitation/Recommendation Statement on Schedule 14D-9.

       We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

       We request instructions as to whether you wish to tender any or all of the Shares held by us or our nominees for your account pursuant to the Offer.

       Your attention is directed to the following:

  1.
  The Offer Price is $13.00 per Share net in cash, and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made in connection with the Agreement and Plan of Merger (as it may be amended or supplemented, the "Merger Agreement"), dated as of December 5, 2016, by and among Intralinks, Purchaser and Synchronoss, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Intralinks, with Intralinks continuing as the surviving corporation and a wholly owned subsidiary of Synchronoss (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to Effective Time (other than (i) Shares held in the treasury of Intralinks and (ii) Shares that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been properly demanded (and not withdrawn or lost) in accordance with the General Corporation Law of the State of Delaware, as amended, in connection with the Merger) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding taxes (the "Per Share Merger Consideration").

  4.
  The Board of Directors of Intralinks (the "Intralinks Board") unanimously (i) approved and declared advisable the Merger Agreement, the Tender Agreements (as defined in the Offer to Purchase), the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions"), (ii) declared that is in the best interests of Intralinks and the stockholders of Intralinks that Intralinks enter into the Merger Agreement and consummate the Transactions and that the stockholders of Intralinks tender their Shares pursuant to the Offer, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to Intralinks and the stockholders of Intralinks (other than Synchronoss and its subsidiaries) and (iv) resolved to recommend that the stockholders of Intralinks accept the Offer and tender their Shares pursuant to the Offer.

  5.
  The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

  6.
  The Offer and withdrawal rights will expire at one minute after 11:59 pm, Eastern time, on Wednesday, January 18, 2017, unless the Offer is extended or earlier terminated by Purchaser (as it may be so extended, the "Expiration Time").

  7.
  Any transfer taxes applicable to Purchaser pursuant to the Offer will be paid by Purchaser, subject to Instruction 6 of the Letter of Transmittal.

       If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

       Payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the "Depositary") of (a) certificates representing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase—"Procedures for Accepting the Offer and Tendering Shares," (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in

Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations (as defined in the Offer to Purchase) with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

       The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to

Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

Intralinks Holdings, Inc.

at

$13.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 19, 2016

by

GL Merger Sub, Inc.

a wholly owned subsidiary of

Synchronoss Technologies, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 PM, EASTERN TIME, ON WEDNESDAY, JANUARY 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (AS IT MAY BE SO EXTENDED, THE "EXPIRATION TIME").

       The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated December 19, 2016 (together with any amendment or supplements thereto, the "Offer to Purchase"), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by GL Merger Sub, Inc., a Delaware corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares"), of Intralinks Holdings, Inc., a Delaware corporation ("Intralinks"), at a price of $13.00 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. Purchaser is a wholly owned subsidiary of Synchronoss Technologies, Inc., a Delaware corporation.

       The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

       The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

       The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, it is recommended that all such documents be sent by properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Number of Shares to be Tendered:	Shares*
Account Number:		Signature(s):
Capacity**
Dated:
Please Type or Print Name(s) above
Please Type or Print Address(es) above
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)
*
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.

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  Exhibit (a)(1)(E)